Exhibit 99.1

RE/MAX Holdings, Inc. Reports Second Quarter 2020 Results

DENVER, Aug. 6, 2020 /PRNewswire/ --

Second Quarter 2020 Highlights
(Compared to second quarter 2019 unless otherwise noted)

  Total agent count increased 3.8% to 131,905 agents
  U.S. and Canada combined agent count decreased 1.4% to 82,972 agents
  Total open Motto Mortgage franchises increased 29.6% to 127 offices1
  Total Revenue of $52.2 million; Revenue excluding the Marketing Funds decreased 24.2% to $40.4 million
  Net income attributable to RE/MAX Holdings, Inc. of $3.5 million and earnings per diluted share (GAAP EPS) of $0.19
  Adjusted EBITDA2 of $18.9 million, Adjusted EBITDA margin2 of 36.2% and Adjusted earnings per diluted share (Adjusted EPS2) of $0.38

Operating Statistics as of July 31, 2020
(Compared to July 31, 2019 unless otherwise noted)

  Total agent count increased 4.4% to 132,687 agents
  U.S. and Canada combined agent count decreased 1.1% to 83,131 agents
  Total open Motto Mortgage franchises increased 25.7% to 127 offices1

RE/MAX Holdings, Inc. (the "Company" or "RE/MAX Holdings") (NYSE: RMAX), parent company of RE/MAX, one of the world's leading franchisors of real estate brokerage services, and Motto Mortgage ("Motto"), an innovative mortgage brokerage franchise, today announced operating results for the quarter ended June 30, 2020.

"The U.S. housing market began an encouraging rebound in June after COVID-19 interrupted 2020's promising start," stated Adam Contos, RE/MAX Holdings Chief Executive Officer. "We're well positioned to help our affiliates build on this positive momentum given the financial and structural strength of our business model, which to date has enabled us to keep staff intact and continue to expand our value proposition. In the field, our RE/MAX and Motto professionals have adapted to the current environment exceptionally well, leveraging technology and adhering to social distancing guidelines, to expertly guide consumers in a safe and largely virtual way."

Contos continued, "Our RE/MAX and Motto networks are finding opportunities to grow and build their businesses in this very demanding time. Motto posted its best second quarter of franchise sales yet, and its franchise sales on a trailing-twelve-month basis are the highest in its four-year history. On the RE/MAX side, global agent count continued to rise, while agent count in the U.S. and Canada stabilized in June and July. Our franchisees in both brands continue to demonstrate their local leadership by bringing productive agents and loan originators into our networks – and then helping those individuals get even better at what they do. Their recruiting efforts – supported by our programs and services – are critical to our ability to succeed in every kind of environment."

Second Quarter 2020 Operating Results

Agent Count

The following table compares agent count as of June 30, 2020 and 2019:

	As of June 30,		Change
	2020	2019	#	%
U.S.	61,677	62,700	(1,023)	(1.6)
Canada	21,295	21,433	(138)	(0.6)
Subtotal	82,972	84,133	(1,161)	(1.4)
Outside the U.S. & Canada	48,933	42,887	6,046	14.1
Total	131,905	127,020	4,885	3.8

Revenue

RE/MAX Holdings generated total revenue of $52.2 million in the second quarter of 2020, a decrease of $19.2 million or 26.9% compared to $71.4 million in the second quarter of 2019. Total revenue decreased primarily due to temporary COVID-19-related financial-support initiatives the Company introduced in April that reduced both continuing franchise fees and Marketing Funds fees, as well as reduced broker fees stemming from lower existing home sales. The COVID-19-related financial-support initiatives were limited to two months of relief in the second quarter. Recurring revenue streams, which consist of continuing franchise fees and annual dues, decreased $8.2 million compared to the second quarter of 2019 and accounted for 63.0% of revenue (excluding the Marketing Funds) in the second quarter of 2020, compared to 63.2% in the comparable period in 2019.

Operating Expenses

Total operating expenses were $43.5 million for the second quarter of 2020, a decrease of $5.8 million, or 11.7%, compared to $49.3 million in the second quarter of 2019. Second quarter total operating expenses decreased primarily due to lower Marketing Fund expenses, partially offset by increased depreciation and amortization expenses. Marketing Fund expenses decreased primarily due to temporary COVID-19-related financial-support initiatives the Company introduced in April that reduced Marketing Funds fees. Excluding the Marketing Funds from operating expenses, second quarter 2020 operating expenses totaled $31.8 million, an increase of $0.5 million or 1.6% compared to $31.3 million in the second quarter of 2019.

Selling, operating and administrative expenses were $25.3 million in the second quarter of 2020, a decrease of $0.4 million or 1.4% compared to the second quarter of 2019 and, excluding the Marketing Funds, represented 62.7% of revenue, compared to 48.2% in the prior-year period. Selling, operating and administrative expenses decreased primarily due to cost-savings measures implemented in 2020 – including the elimination of the 2020 Company bonus and the temporary suspension of the Company's 401(k) match, as well as a reduction in travel and events spend –partially offset by increased legal fees and higher equity-based compensation expense.

Net Income and GAAP EPS

Net income attributable to RE/MAX Holdings was $3.5 million for the second quarter of 2020, a decrease of $5.1 million over the second quarter of 2019. Reported basic and diluted GAAP EPS were each $0.19 for the second quarter of 2020 compared to $0.48 in the second quarter of 2019.

Adjusted EBITDA and Adjusted EPS

Adjusted EBITDA was $18.9 million for the second quarter of 2020, a decrease of $11.0 million or 36.7% from the second quarter of 2019. Adjusted EBITDA decreased primarily due to lower revenue from temporary COVID-19-related financial-support initiatives as well as increased legal fees partially offset by the Company's cost-savings measures. Adjusted EBITDA margin was 36.2% in the second quarter of 2020 compared to 41.9% in the second quarter of 2019.

Adjusted basic and diluted EPS were each $0.38 for the second quarter of 2020 compared to $0.65 per share each for the second quarter of 2019. The ownership structure used to calculate Adjusted basic and diluted EPS for the quarter ended June 30, 2020 assumes RE/MAX Holdings owned 100% of RMCO, LLC ("RMCO"). The weighted average ownership RE/MAX Holdings had in RMCO was 59.1% for the quarter ended June 30, 2020.

Balance Sheet

As of June 30, 2020, the Company had cash and cash equivalents of $84.5 million. The Company's cash and cash equivalents increased $1.5 million from December 31, 2019. As of June 30, 2020, the Company had $224.6 million of outstanding debt, net of an unamortized debt discount and issuance costs, a decrease of $1.1 million compared to $225.7 million as of December 31, 2019.

Dividend

On August 5, 2020, the Company's Board of Directors approved a quarterly cash dividend of $0.22 per share of Class A common stock. The quarterly dividend is payable on September 2, 2020, to shareholders of record at the close of business on August 19, 2020.

Webcast and Conference Call

The Company will host a conference call for interested parties on Friday, August 7, 2020, beginning at 8:30 a.m. Eastern Time. Interested parties can access the conference call using the link below:

http://www.directeventreg.com/registration/event/2491733

Interested parties can access a live webcast through the Investor Relations section of the Company's website at http://investors.remax.com. Please dial-in or join the webcast 10 minutes before the start of the conference call. An archive of the webcast will be available on the Company's website for a limited time as well.

Basis of Presentation

Unless otherwise noted, the results presented in this press release are consolidated and exclude adjustments attributable to the non-controlling interest.

Footnotes:

1 Total open Motto Mortgage franchises includes only "bricks and mortar" offices with a unique physical address with rights granted by a full franchise agreement with Motto Franchising, LLC and excludes any "virtual" offices or "branchises".

2 Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS are non-GAAP measures. These terms are defined at the end of this release. Please see Tables 5 and 6 appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

About RE/MAX Holdings, Inc.

RE/MAX Holdings, Inc. (NYSE: RMAX) is one of the world's leading franchisors in the real estate industry, franchising real estate brokerages globally under the RE/MAX® brand, and mortgage brokerages within the U.S. under the Motto® Mortgage brand. RE/MAX was founded in 1973 by David and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Now with more than 130,000 agents across over 110 countries and territories, nobody in the world sells more real estate than RE/MAX, as measured by total residential transaction sides. Dedicated to innovation and change in the real estate industry, RE/MAX launched Motto Franchising, LLC, a ground-breaking mortgage brokerage franchisor, in 2016. Motto Mortgage has grown to over 100 offices across more than 30 states.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as "believe," "intend," "expect," "estimate," "plan," "outlook," "project," "anticipate," "may," "will," "would" and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements related to: agent count; franchise sales; revenue; operating expenses; dividends; non-GAAP financial measures; housing and mortgage market conditions, including statements about the housing market rebounding; recruiting efforts; the Company's strategic and operating plans and business models; the impact of the COVID-19 pandemic and the ability of the Company and its franchisees to adapt to the challenges presented by the COVID-19 pandemic; the Company's financial and structural strength and ability to expand its value proposition; the ability of the RE/MAX and Motto networks to find opportunities to grow and build their businesses in this very demanding time; and the local leadership demonstrated by franchisees in both brands by bringing productive agents and loan originators into the Company's networks and helping those individuals get even better at what they do. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include the global COVID-19 pandemic, which poses significant and widespread risks to the Company's business, including the Company's agents, loan originators, franchisees and employees, as well as home buyers and sellers. The duration and magnitude of the impact from the COVID-19 pandemic depends on future developments that cannot be predicted at this time. The Company has already experienced significant disruption to its business as a result of the COVID-19 pandemic and such disruptions may continue. Notwithstanding any mitigation actions the Company has initiated and expects to continue as the crisis is ongoing, sustained material revenue declines relating to this crisis could impact the Company's financial condition, results of operations, stock price and ability to access the capital markets. Other important risks and uncertainties include, without limitation, (1) changes in the real estate market or interest rates and availability of financing, (2) changes in business and economic activity in general, (3) the Company's ability to attract and retain quality franchisees, (4) the Company's franchisees' ability to recruit and retain real estate agents and mortgage loan originators, (5) changes in laws and regulations, (6) the Company's ability to enhance, market, and protect the RE/MAX and Motto Mortgage brands, (7) the Company's ability to implement its technology initiatives, and (8) fluctuations in foreign currency exchange rates, and those risks and uncertainties described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission ("SEC") and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company's website at www.remax.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no obligation, to update this information to reflect future events or circumstances.

TABLE 1
RE/MAX Holdings, Inc. Condensed Consolidated Statements of Income (In thousands, except share and per share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Continuing franchise fees	$16,738	$24,894	$40,881	$49,850
Annual dues	8,745	8,819	17,666	17,673
Broker fees	10,426	13,459	19,870	22,047
Marketing Funds fees	11,765	18,060	29,287	36,832
Franchise sales and other revenue	4,533	6,149	14,775	16,157
Total revenue	52,207	71,381	122,479	142,559
Operating expenses:
Selling, operating and administrative expenses	25,348	25,710	60,025	59,613
Marketing Funds expenses	11,765	18,060	29,287	36,832
Depreciation and amortization	6,412	5,541	12,722	11,099
Total operating expenses	43,525	49,311	102,034	107,544
Operating income	8,682	22,070	20,445	35,015
Other expenses, net:
Interest expense	(2,187)	(3,154)	(4,869)	(6,309)
Interest income	34	342	303	662
Foreign currency transaction gains (losses)	101	61	(169)	116
Total other expenses, net	(2,052)	(2,751)	(4,735)	(5,531)
Income before provision for income taxes	6,630	19,319	15,710	29,484
Provision for income taxes	(706)	(3,186)	(4,496)	(5,094)
Net income	$5,924	$16,133	$11,214	$24,390
Less: net income attributable to non-controlling interest	2,435	7,563	5,094	11,411
Net income attributable to RE/MAX Holdings, Inc.	$3,489	$8,570	$6,120	$12,979

Net income attributable to RE/MAX Holdings, Inc. per share of Class A common stock
Basic	$0.19	$0.48	$0.34	$0.73
Diluted	$0.19	$0.48	$0.34	$0.73
Weighted average shares of Class A common stock outstanding
Basic	18,123,963	17,808,321	18,049,114	17,791,942
Diluted	18,146,886	17,833,958	18,090,259	17,825,880
Cash dividends declared per share of Class A common stock	$0.22	$0.21	$0.44	$0.42

TABLE 2
RE/MAX Holdings, Inc. Condensed Consolidated Balance Sheets (In thousands, except share and per share amounts) (Unaudited)

	June 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$84,545	$83,001
Restricted cash	14,752	20,600
Accounts and notes receivable, current portion, less allowances of $15,112 and $12,538, respectively	29,732	28,644
Income taxes receivable	639	896
Other current assets	9,773	9,638
Total current assets	139,441	142,779
Property and equipment, net of accumulated depreciation of $15,914 and $14,940, respectively	5,124	5,444
Operating lease right of use assets	48,787	51,129
Franchise agreements, net	79,933	87,670
Other intangible assets, net	27,628	32,315
Goodwill	161,814	159,038
Deferred tax assets, net	50,169	52,595
Income taxes receivable, net of current portion	1,690	1,690
Other assets, net of current portion	13,126	9,692
Total assets	$527,712	$542,352
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,225	$2,983
Accrued liabilities	44,442	60,163
Income taxes payable	8,210	6,854
Deferred revenue	25,362	25,663
Current portion of debt	2,566	2,648
Current portion of payable pursuant to tax receivable agreements	6,478	3,583
Operating lease liabilities	5,381	5,102
Total current liabilities	96,664	106,996
Debt, net of current portion	222,051	223,033
Payable pursuant to tax receivable agreements, net of current portion	30,745	33,640
Deferred tax liabilities, net	351	293
Deferred revenue, net of current portion	17,905	18,763
Operating lease liabilities, net of current portion	53,197	55,959
Other liabilities, net of current portion	4,642	5,292
Total liabilities	425,555	443,976
Commitments and contingencies
Stockholders' equity:
Class A common stock, par value $.0001 per share, 180,000,000 shares authorized; 18,123,963 and 17,838,233 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	2	2
Class B common stock, par value $.0001 per share, 1,000 shares authorized; 1 share issued and outstanding as of June 30, 2020 and December 31, 2019	—	—
Additional paid-in capital	473,451	466,945
Retained earnings	28,385	30,525
Accumulated other comprehensive income, net of tax	440	414
Total stockholders' equity attributable to RE/MAX Holdings, Inc.	502,278	497,886
Non-controlling interest	(400,121)	(399,510)
Total stockholders' equity	102,157	98,376
Total liabilities and stockholders' equity	$527,712	$542,352

TABLE 3
RE/MAX Holdings, Inc. Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net income	$11,214	$24,390
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,722	11,099
Bad debt expense	3,860	2,560
Equity-based compensation expense	4,933	5,847
Deferred income tax expense	1,099	2,521
Fair value adjustments to contingent consideration	(355)	345
Other, net	229	1,048
Changes in operating assets and liabilities	(17,379)	(14,827)
Net cash provided by operating activities	16,323	32,983
Cash flows from investing activities:
Purchases of property, equipment and capitalization of software	(3,102)	(7,378)
Restricted cash acquired with the Marketing Funds acquisition	—	28,495
Other	—	(1,200)
Net cash (used in) provided by investing activities	(3,102)	19,917
Cash flows from financing activities:
Payments on debt	(1,322)	(1,311)
Distributions paid to non-controlling unitholders	(5,566)	(7,306)
Dividends and dividend equivalents paid to Class A common stockholders	(8,262)	(7,522)
Payments related to tax withholding for share-based compensation	(2,268)	(731)
Net cash used in financing activities	(17,418)	(16,870)
Effect of exchange rate changes on cash	(107)	109
Net (decrease) increase in cash, cash equivalents and restricted cash	(4,304)	36,139
Cash, cash equivalents and restricted cash, beginning of year	103,601	59,974
Cash, cash equivalents and restricted cash, end of period	$99,297	$96,113

TABLE 4
RE/MAX Holdings, Inc. Agent Count (Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2019	2019	2019	2019	2018	2018
Agent Count:
U.S.
Company-Owned Regions	47,886	48,840	49,267	48,576	48,748	48,904	49,318	50,342
Independent Regions	13,791	13,828	13,854	13,972	13,952	13,760	13,804	13,948
U.S. Total	61,677	62,668	63,121	62,548	62,700	62,664	63,122	64,290
Canada
Company-Owned Regions	6,102	6,217	6,338	6,402	6,510	6,549	6,702	6,858
Independent Regions	15,193	15,306	15,229	15,117	14,923	14,818	14,625	14,550
Canada Total	21,295	21,523	21,567	21,519	21,433	21,367	21,327	21,408
U.S. and Canada Total	82,972	84,191	84,688	84,067	84,133	84,031	84,449	85,698
Outside U.S. and Canada
Independent Regions	48,933	47,625	46,201	44,191	42,887	41,501	39,831	38,207
Outside U.S. and Canada Total	48,933	47,625	46,201	44,191	42,887	41,501	39,831	38,207
Total	131,905	131,816	130,889	128,258	127,020	125,532	124,280	123,905

TABLE 5
RE/MAX Holdings, Inc. Adjusted EBITDA Reconciliation to Net Income (In thousands, except percentages) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Amounts in 000s)	2020	2019	2020	2019
Net income	$5,924	$16,133	$11,214	$24,390
Depreciation and amortization	6,412	5,541	12,722	11,099
Interest expense	2,187	3,154	4,869	6,309
Interest income	(34)	(342)	(303)	(662)
Provision for income taxes	706	3,186	4,496	5,094
EBITDA	15,195	27,672	32,998	46,230
(Gain) loss on sale or disposition of assets	(11)	(16)	(22)	363
Equity-based compensation expense	2,747	1,796	4,933	5,847
Acquisition-related expense (1)	328	15	894	87
Gain on reduction in tax receivable agreement liability	500	—	—	—
Fair value adjustments to contingent consideration (2)	150	415	(355)	345
Adjusted EBITDA (3)	$18,909	$29,882	$38,448	$52,872
Adjusted EBITDA Margin (3)	36.2%	41.9%	31.4%	37.1%

(1)	Acquisition-related expense includes legal, accounting, advisory and consulting fees incurred in connection with the acquisition and integration of acquired companies.
(2)	Fair value adjustments to contingent consideration include amounts recognized for changes in the estimated fair value of the contingent consideration liability.
(3)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

TABLE 6
RE/MAX Holdings, Inc. Adjusted Net Income and Adjusted Earnings per Share (In thousands, except share and per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Amounts in 000s)	2020	2019	2020	2019
Net income	$5,924	$16,133	$11,214	$24,390
Amortization of acquired intangible assets	4,849	4,466	9,698	8,931
Provision for income taxes	706	3,186	4,496	5,094
Add-backs:
(Gain) loss on sale or disposition of assets	(11)	(16)	(22)	363
Equity-based compensation expense	2,747	1,796	4,933	5,847
Acquisition-related expense (1)	328	15	894	87
Gain on reduction in tax receivable agreement liability	500	—	—	—
Fair value adjustments to contingent consideration (2)	150	415	(355)	345
Adjusted pre-tax net income	15,193	25,995	30,858	45,057
Less: Provision for income taxes at 24% (3)	(3,646)	(6,239)	(7,406)	(10,814)
Adjusted net income (4)	$11,547	$19,756	$23,452	$34,243

Total basic pro forma shares outstanding	30,683,563	30,367,921	30,608,714	30,351,542
Total diluted pro forma shares outstanding	30,706,486	30,393,558	30,649,859	30,385,480

Adjusted net income basic earnings per share (4)	$0.38	$0.65	$0.77	$1.13
Adjusted net income diluted earnings per share (4)	$0.38	$0.65	$0.77	$1.13

(1)	Acquisition-related expense includes legal, accounting, advisory and consulting fees incurred in connection with the acquisition and integration of acquired companies.
(2)	Fair value adjustments to contingent consideration include amounts recognized for changes in the estimated fair value of the contingent consideration liability.
(3)

24% is the combined federal and state statutory rate and is an estimate of our long-term tax rate assuming the full exchange of all outstanding non-controlling interests for Class A common stock. It excludes the impacts of (a) our partnership structure, (b) unusual, non-recurring tax matters, such as the conversion of First to an LLC, and (c) lower income for 2020 due to the pandemic, which is causing distorted impacts to differences between tax and GAAP accounting, and causing certain foreign taxes to be nondeductible in 2020 when they otherwise have been and we expect will be again in the future.

(4)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

TABLE 7
RE/MAX Holdings, Inc. Pro Forma Shares Outstanding (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Total basic weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	18,123,963	17,808,321	18,049,114	17,791,942
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600	12,559,600	12,559,600
Total basic pro forma weighted average shares outstanding	30,683,563	30,367,921	30,608,714	30,351,542

Total diluted weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	18,123,963	17,808,321	18,049,114	17,791,942
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600	12,559,600	12,559,600
Dilutive effect of unvested restricted stock units (1)	22,923	25,637	41,145	33,938
Total diluted pro forma weighted average shares outstanding	30,706,486	30,393,558	30,649,859	30,385,480

(1)	In accordance with the treasury stock method.

TABLE 8
RE/MAX Holdings, Inc. Free Cash Flow & Unencumbered Cash (Unaudited)

	Six months ended
	June 30,
	2020	2019
Cash flow from operations	$16,323	$32,983
Less: Purchases of property, equipment and capitalization of software	(3,102)	(7,378)
Decreases in restricted cash of the Marketing Funds (1)	5,848	4,868
Free cash flow (2)	19,069	30,473

Free cash flow	19,069	30,473
Less: Tax/Other non-dividend distributions to RIHI	(40)	(2,031)
Free cash flow after tax/non-dividend distributions to RIHI (2)	19,029	28,442

Free cash flow after tax/non-dividend distributions to RIHI	19,029	28,442
Less: Debt principal payments	(1,322)	(1,311)
Unencumbered cash generated (2)	$17,707	$27,131

Summary
Cash flow from operations	$16,323	$32,983
Free cash flow (2)	$19,069	$30,473
Free cash flow after tax/non-dividend distributions to RIHI (2)	$19,029	$28,442
Unencumbered cash generated (2)	$17,707	$27,131

Adjusted EBITDA	$38,448	$52,872
Free cash flow as % of Adjusted EBITDA (2)	49.6%	57.6%
Free cash flow less distributions to RIHI as % of Adjusted EBITDA (2)	49.5%	53.8%
Unencumbered cash generated as % of Adjusted EBITDA (2)	46.1%	51.3%

(1)

This line reflects any subsequent changes in the restricted cash balance (which under GAAP reflects as either (a) an increase or decrease in cash flow from operations or (b) an incremental amount of purchases of property and equipment and capitalization of developed software) so as to remove the impact of changes in restricted cash in determining free cash flow.

(2)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC and in public disclosures of financial measures that are not in accordance with U.S. GAAP, such as Adjusted EBITDA and the ratios related thereto, Adjusted net income, Adjusted basic and diluted earnings per share (Adjusted EPS) and free cash flow. These measures are derived on the basis of methodologies other than in accordance with U.S. GAAP.

The Company defines Adjusted EBITDA as EBITDA (consolidated net income before depreciation and amortization, interest expense, interest income and the provision for income taxes, each of which is presented in the unaudited condensed consolidated financial statements included earlier in this press release), adjusted for the impact of the following items that are either non-cash or that the Company does not consider representative of its ongoing operating performance: loss or gain on sale or disposition of assets and sublease, equity-based compensation expense, acquisition-related expense, gain on reduction in tax receivable agreement liability, expense or income related to changes in the estimated fair value measurement of contingent consideration, and other non-recurring items.

Because Adjusted EBITDA and Adjusted EBITDA margin omit certain non-cash items and other non-recurring cash charges or other items, the Company believes that each measure is less susceptible to variances that affect its operating performance resulting from depreciation, amortization and other non-cash and non-recurring cash charges or other items. The Company presents Adjusted EBITDA and the related Adjusted EBITDA margin because the Company believes they are useful as supplemental measures in evaluating the performance of its operating businesses and provides greater transparency into the Company's results of operations. The Company's management uses Adjusted EBITDA and Adjusted EBITDA margin as factors in evaluating the performance of the business.

Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analyzing the Company's results as reported under U.S. GAAP. Some of these limitations are:

  these measures do not reflect changes in, or cash requirements for, the Company's working capital needs;
  these measures do not reflect the Company's interest expense, or the cash requirements necessary to service interest or principal payments on its debt;
  these measures do not reflect the Company's income tax expense or the cash requirements to pay its taxes;
  these measures do not reflect the cash requirements to pay dividends to stockholders of the Company's Class A common stock and tax and other cash distributions to its non-controlling unitholders;
  these measures do not reflect the cash requirements pursuant to the tax receivable agreements;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements;
  although equity-based compensation is a non-cash charge, the issuance of equity-based awards may have a dilutive impact on earnings per share; and
  other companies may calculate these measures differently so similarly named measures may not be comparable.

Adjusted net income is calculated as Net income attributable to RE/MAX Holdings, assuming the full exchange of all outstanding non-controlling interests for shares of Class A common stock as of the beginning of the period (and the related increase to the provision for income taxes after such exchange), plus primarily non-cash items and other items that management does not consider to be useful in assessing the Company's operating performance (e.g., amortization of acquired intangible assets, gain on sale or disposition of assets and sub-lease, acquisition-related expense and equity-based compensation expense).

Adjusted basic and diluted earnings per share (Adjusted EPS) are calculated as Adjusted net income (as defined above) divided by pro forma (assuming the full exchange of all outstanding non-controlling interests) basic and diluted weighted average shares, as applicable.

When used in conjunction with GAAP financial measures, Adjusted net income and Adjusted EPS are supplemental measures of operating performance that management believes are useful measures to evaluate the Company's performance relative to the performance of its competitors as well as performance period over period. By assuming the full exchange of all outstanding non-controlling interests, management believes these measures:

  facilitate comparisons with other companies that do not have a low effective tax rate driven by a non-controlling interest on a pass-through entity;
  facilitate period over period comparisons because they eliminate the effect of changes in Net income attributable to RE/MAX Holdings, Inc. driven by increases in its ownership of RMCO, LLC, which are unrelated to the Company's operating performance; and
  eliminate primarily non-cash and other items that management does not consider to be useful in assessing the Company's operating performance.

Free cash flow is calculated as cash flows from operations less capital expenditures and any changes in restricted cash of the Marketing Funds, all as reported under GAAP, and quantifies how much cash a company has to pursue opportunities that enhance shareholder value. The restricted cash of the Marketing Funds is limited in use for the benefit of franchisees and any impact to free cash flow is removed. The Company believes free cash flow is useful to investors as a supplemental measure as it calculates the cash flow available for working capital needs, re-investment opportunities, potential independent region and strategic acquisitions, dividend payments or other strategic uses of cash.

Free cash flow after tax and non-dividend distributions to RIHI is calculated as free cash flow less tax and other non-dividend distributions paid to RIHI (the non-controlling interest holder) to enable RIHI to satisfy its income tax obligations. Similar payments would be made by the Company directly to federal and state taxing authorities as a component of the Company's consolidated provision for income taxes if a full exchange of non-controlling interests occurred in the future. As a result and given the significance of the Company's ongoing tax and non-dividend distribution obligations to its non-controlling interest, free cash flow after tax and non-dividend distributions, when used in conjunction with GAAP financial measures, provides a meaningful view of cash flow available to the Company to pursue opportunities that enhance shareholder value.

Unencumbered cash generated is calculated as free cash flow after tax and non-dividend distributions to RIHI less quarterly debt principal payments less annual excess cash flow payment on debt, as applicable. Given the significance of the Company's excess cash flow payment on debt, when applicable, unencumbered cash generated, when used in conjunction with GAAP financial measures, provides a meaningful view of the cash flow available to the Company to pursue opportunities that enhance shareholder value after considering its debt service obligations.

CONTACT: Investor Contact: Andy Schulz, (303) 796-3287, aschulz@remax.com; Media Contact: Kerry McGovern, (303) 796-3283, kmcgovern@remax.com